EXHIBIT 99.1

FOR RELEASE August 2, 2011

SOURCE: Uni-Pixel, Inc.

UniPixel Sets Second Quarter 2011 Conference Call for Wednesday, August 10, 2011 at 4:30 p.m. ET

THE WOODLANDS, Texas — August 2, 2011 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Clearly Superior™ Performance Engineered Films to the touch screen, flexible electronics, lighting and display markets, will hold a conference call on Wednesday, August 10, 2011 at 4:30 p.m. Eastern time to discuss the second quarter ended June 30, 2011.

UniPixel’s President and CEO Reed Killion and CFO Jeff Tomz will host the presentation, followed by a question and answer period.

Date: Wednesday, August 10, 2011
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-In Number: 1-877-941-4774
International: 1-480-629-9760
Conference ID#: 4461497

The conference call will be broadcast simultaneously and available for replay via the Investors section of the company's Web site at www.unipixel.com or by clicking here.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until September 10, 2011:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4461497

About UniPixel, Inc.
Headquartered in The Woodlands, Texas, UniPixel delivers Clearly Superior™ Performance Engineered Films to the Lighting & Display, Solar and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large area, combined with a thin film conductive element. The company offers its films as sub-components for use in LCD, FSC – LCD and its Time Multiplexed Optical Shutter (TMOS) display technology as a back light film and active film sub-component.  The company is shipping its Clearly Superior™ Finger Print Resistant protective cover films for multiple touch enabled devices. UniPixel sells its films under the Clearly Superior™ brand, as well as private label and OEM. For further information, visit www.unipixel.com.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Liolios Group
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com